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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-K



                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported) September 18, 2000



                       BORON, LePORE & ASSOCIATES, INC.
              (Exact Name of Registrant as Specified in Charter)



           Delaware               000-23093                      22-2365997
(State or Other Jurisdiction     (Commission                  (I.R.S. Employer
       of Incorporation)         File Number)                Identification No.)


  17-17 Route 208 North, Fair Lawn, NJ                             07410
(Address of Principal Executive Offices)                         (Zip Code)

       Registrant's telephone number, including area code (201) 791-7272

                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)
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                   INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.     Other Events.
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On September 18, 2000 the United States District Court for the District of New
Jersey (the "Court") issued an order and opinion on the motions to dismiss filed by various defendants in the class action lawsuit captioned Lynne H. Sinay, et
                                                            ------------------
al. v. Boron, LePore & Associates, Inc., Patrick G. LePore, Gregory F. Boron,
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Timothy McIntyre, Martin J. Veilleux, Roger B. Kafker, Jacqueline C. Morby, TA
----------------- ------------------- ---------------- -------------------- --
Venture Investors Ltd. Partnership, TA Associates VII, L.P., TA Associates,
----------------------------------- ------------------ ----- --------------
Inc., TA Associates AAP III, Advent VII L.P., Advent Atlantic and Pacific III
----- ---------------------- ---------------- -------------------------------
L.P., Bear, Stearns & Co. Inc. and Smith Barney, Inc., Civil No. 99-CV-2231-DRD.
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The Court granted the motions to dismiss with respect to the claims asserted against Roger B. Kafker, Jacqueline C. Morby, TA Venture Investors Ltd. Partnership, TA Associates VII, L.P., TA Associates, Inc., TA Associates AAP III, Advent VII L.P., Advent Atlantic and Pacific III L.P., Bear, Stearns & Co. Inc. and Smith Barney, Inc. The Court denied the motions to dismiss with respect to the claims asserted against Boron, LePore & Associates, Inc., Patrick G. LePore, Gregory F. Boron, Timothy J. McIntyre and Martin J. Veilleux. The Company and the remaining defendants intend to continue their vigorous defense of this action.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2000                      BORON, LePORE & ASSOCIATES INC.
                                                         (Registrant)

                                              By: /s/ Patrick G. LePore
                                                  ----------------------------
                                                  Patrick G. LePore
                                                  Chief Executive Officer